UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant     ☒                           Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On February 20, 2013, H. J. Heinz Company (the “Company”) sent the following email with information about 3G Capital to the Company’s employees.

About 3G Capital

Overview

3G Capital is a multi-billion dollar, global investment firm.  The firm was founded in 2004, building on the original New York investment office of the firm's principals: Jorge Paulo Lemann, Marcel Telles and Carlos Alberto Sicupira.  The firm has offices in New York City and Rio de Janeiro.

The firm invests in two classes of investments: hedge funds and long-term equity funds.  3G Capital specializes in the consumer and retail sectors and prides itself in not being a “typical” private equity fund.  The firm is perhaps best known for its hands-on manner, long-term approach and commitment to aggressive expansion coupled with efficient operations.

3G Capital has a strong history of generating value through its focus on operational excellence, board involvement, deep sector expertise and an extensive global network.  It is with this active approach that 3G Capital focuses on long-term value creation, placing particular emphasis on maximizing the potential of brands and businesses.

The firm’s core shareholders have 30+ years of experience and a history of success investing and managing businesses in consumer and retail sector throughout the world.  Affiliates of the firm and its partners have controlling or partial ownership stakes in global companies such as Burger King, Anheuser-Busch InBev, and Lojas Americanas, the largest non-food and online retailer in Latin America.  3G Capital’s main office is in New York City.

Notable Investments

3G Capital’s principal partners have a strong track record of making long-term investments building and enhancing world-class brands including Burger King, InBev/AmBev and Lojas Americanas.

Burger King: 3G Capital made its mark in the United States in September 2010 with the $4.0 billion acquisition of Burger King Holdings Inc.  Since 3G Capital’s acquisition of Burger King in September 2010, Burger King has undergone a business turnaround that continues to gain positive momentum.  In 18 months, the firm established aggressive international growth and refranchising strategies, refocused business priorities and repositioned its U.S. system for long-term growth.  3G Capital initiated the company’s turnaround through geographic and menu expansion, enhanced advertising campaigns and an efficiency drive led by increased implementation of a lower cost franchisee-owned model.  Accordingly, management expects significant business growth in the U.S. and internationally through the creation of master franchise and joint ventures in strategic markets (e.g., Brazil, Russia, China, Singapore/Malaysia), with well-capitalized, strong local partners.  3G Capital relisted shares of the burger chain on the New York Stock Exchange in June 2012.  3G Capital now has a stake of approximately 71% in Burger King, which continues to deliver strong financial and operational results.

AB InBev: In 1989, 3G Capital’s Co-founders and Principal Partners (Jorge Lemann, Carlos Sicupira and Marcel Telles) acquired a 20% economic and 51% voting stake in Brahma, then the second largest brewer in Brazil, for $52 million.  After changes in the go-to-market platform, the introduction of a unique and powerful “ownership” culture and international expansion and consolidation in Brazil and other South American countries, the Partners merged Brazilian beer maker Ambev with Belgium's Interbrew, establishing the world's largest brewer InBev.  The merged company, InBev, in 2008 acquired Anheuser-Busch for $52 billion to form Anheuser-Busch InBev (“AB InBev”).  AB InBev is now the world’s largest brewer with a market capitalization of approximately $116 billion.

Lojos Americanas: In 1983, 3G Capital’s Principal Partners acquired a 60% economic and 52% voting stake in Lojas Americanas for $29 million, implying a market capitalization of $48 million.  After restructuring and several transactions**, Lojas Americanas has emerged as the largest multi-channel retailer in Brazil and continues to grow.  The three investors have a 44% economic stake in Lojas Americanas, which now has a market capitalization of approximately $7.1 billion.

**Including the spin-off of the company’s real estate activities to form São Carlos Empreendimentos, a publicly held real estate company (SCAR3 BZ) with a market capitalization of $768 million, the sale of the company’s supermarkets to Carrefour for $187 million, and the merger of the company’s online operations, Americanas.com, with Submarino, to form a publicly held internet retail company, B2W (BTOW3 BZ) with a market capitalization of $2.3 billion.

3G Capital Executive Bios

Jorge Paulo Lemann
Co-founder and Board Member

Mr. Jorge Paulo Lemann is a Co-founder and Board Member of 3G Capital since 2004. He was a founding shareholder and principal executive of Banco de Investimentos Garantia from 1971 until it was sold to Credit Suisse First Boston in July 1998.Mr. Lemann is a controlling shareholder and Board Member of Anheuser-Busch InBev (previously Ambev), and served as Board Member of Lojas Americanas (Brazilian discount store and internet retailer) from 1983 to 2003. He was a co-founder and Partner of GP Investimentos (Brazilian private equity firm) until 2004. Mr. Lemann is the former Chairman of the Latin American Advisory Board of the New York Stock Exchange and former International Advisory Board Member of DaimlerChrysler and Credit Suisse Group. He has served as a Board Member of the Gillette Company from 1998-2005 and a Board Member of Swiss Reinsurance from 1999-2005. He is a Member of the Advisory Board of Harvard Business School and the Founding Board Member of Fundação Estudar, a foundation that provides scholarships to needy students. He holds a BA from Harvard University.

Carlos Alberto Sicupira
Co-founder and Board Member

Mr. Carlos Alberto Sicupira is a Co-founder and Board Member of 3G Capital since 2004. He served as Partner of Banco de Investimentos Garantia from 1976 until it was sold to Credit Suisse First Boston in July 1998. He was a Co-founder and Managing Partner of GP Investimentos (Brazilian private equity firm) from 1993 to 2004. He is a Board Member of Burger King and was a Controlling shareholder and Chairman since 1983 and CEO from 1983 to 1991 of Lojas Americanas. Mr. Sicupira has been a Board Member of B2W, (internet retail company) since March 2007. He is a controlling shareholder and Board Member of Anheuser-Busch InBev (previously Ambev) and a Member of the Board of the Associates of Harvard Business School since 1988. Mr. Sicupira holds a BA from Federal University of Rio de Janeiro, Brazil and an OPM from Harvard University.

Marcel Herrmann Telles
Co-founder and Board Member

Mr. Marcel Herrmann Telles is a Co-founder and Board Member of 3G Capital since 2004. He is the former Chairman and CEO of Ambev and is a controlling shareholder and Board Member of Anheuser-Busch InBev (previously Ambev). He served as partner of Banco de Investimentos Garantia from 1974 until it was sold to Credit Suisse First Boston in July 1998. He serves on the boards of Burger King and Lojas Americanas. He was a partner of GP Investimentos (Brazilian private equity firm) until 2004. Mr. Telles holds a BA from Universidade Federal do Rio de Janeiro and an OPM from Harvard University.

Roberto Thompson Motta
Co-founder and Board Member

Mr. Roberto Thompson Motta is a Co-founder and Board Member of 3G Capital since 2004.  He was a Co-founder and Partner of GP Investimentos (Brazilian private equity firm) from 1993 to 2004.  He also serves as a Board Member of Anheuser-Busch InBev, Ambev, Lojas Americanas, São Carlos Empreendimentos e Participações.  He holds a BS in Engineering from Pontifícia Universidade Católica do Rio de Janeiro and an MBA from The Wharton School of the University of Pennsylvania.

Alex Behring
Co-founder, Managing Partner, and Board Member

Mr. Alex Behring is a Co-founder and Board Member of 3G Capital since 2004. Mr. Behring has served as the Chairman of Burger King since October 2010. He served a as Co-founder, CEO (July 1998 - December 2004) of America Latina Logistica (ALL) and member of Board's Management Committee. He served as Board Member of CSX from 2007-2011, Partner and Board Member of GP Investimentos (Brazilian private equity firm) from 1994 to 2004, and Co-founder and Managing Partner of Modus OSI Technologies from December 1988 to June 1993. He also previously served as Board Member of B2W. Mr. Behring holds a BS in Electric Engineering from PUC, Rio de Janeiro, Brazil and an MBA, Baker Scholar, from Harvard Graduate School of Business.

Bernardo Piquet
CFO and Partner

Mr. Bernardo Piquet is the CFO of 3G Capital. He joined 3G Capital in July 2005, becoming a Partner in January 2008. He was previously Senior Vice President Safra National Bank of New York. He holds a BS in Computer Engineering from PUC, Rio de Janeiro, Brazil and MS from State University of New York at Stony Brook, NY.

Paulo Basilio
Partner

Mr. Paulo Basilio joined 3G Capital in July 2012.  He had served as CEO of America Latina Logistica (ALL) from 2010 to September 2012. He previously worked as COO, CFO, Commercial Officer and Analyst.  Mr. Basilio holds a M.Sc. in Economics from Fundacao Getulio Vargas.

Bernardo Hees
Partner

Mr. Bernardo Hees joined 3G Capital as a Partner in July 2010. He has served as the CEO of Burger King since October 2010.  Previously, he was CEO of America Latina Logistica (ALL), Latin America's largest railroad and logistics company, since January 2005 and served on its Board of Directors.  He had served as Chief Operating Officer at the company since November 2003.  Mr. Hees joined ALL in 1998 as a Logistics Analyst, subsequently holding various positions including Operational Planning Manager, Chief Financial Officer and Commercial Officer, and in 2004, held the position of Director-Superintendent. He holds an MBA from the University of Warwick in England and an OPM from Harvard Business School.

Daniel Schwartz
Partner

Mr. Daniel Schwartz joined 3G Capital in February 2005, becoming a Partner in January 2008. He has served as CFO of Burger King since January 2011. He previously worked for Altair Capital Management, a Stamford, CT based hedge fund, from 2003 to 2004 and was an Analyst in the Mergers & Acquisitions group at Credit Suisse First Boston from 2001 to 2003. Mr. Schwartz holds a BS in Applied Economics and Management from Cornell University.

# # #

Cautionary Statement Regarding Forward-Looking Statements

This communication and H. J. Heinz’s (the “Company”) other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies,

•	the risk that a closing condition to the proposed merger may not be satisfied,

•	the failure to obtain the necessary financing in connection with the proposed merger,

•	the ability of the Company to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and a subsidiary of Hawk Acquisition Holding Corporation.  In connection with the proposed merger, the Company will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”).  The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The definitive proxy statement will be mailed to the shareholders of the Company seeking their approval of the proposed merger.  The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.